Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+1 (714) 889-2200

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

•	Revenues of $492 million up 5% in constant currency compared to Q2 last year

•	Company earned pro-forma Adjusted EBITDA of $39.4 million for the quarter

Huntington Beach, California, June 7, 2012—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the second fiscal quarter ended April 30, 2012. Revenues grew 3% to $492.2 million compared to $478.1 million in the second quarter of fiscal 2011 and grew 5% in constant currency. The net loss was $5.1 million, or $0.03 per share, compared to a net loss of $83.3 million, or $0.51 per share, in the second quarter of fiscal 2011. The net loss a year ago included a $74.1 million non-cash goodwill impairment charge related to the company’s business in Australia and Japan. The pro-forma loss in the second quarter of fiscal 2012, which excludes $2.1 million of net after-tax asset impairments and restructuring charges, was $3.0 million, or $0.02 per share, compared to pro-forma income of $17.3 million, or $0.09 per share, in the second quarter of fiscal 2011, which excluded the $74.1 million non-cash goodwill impairment charge mentioned above. The decline in pro-forma income was primarily driven by gross margin contraction. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.

Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “I’m proud of the Quiksilver team’s performance in the second quarter amid inconsistent economic conditions around the world. We continue to see examples of solid growth in our emerging markets while some established markets, particularly in Europe, have been impacted by regional economic uncertainty. Especially against this backdrop, we’re pleased to see that the improvements we’ve made to our retail presence continue to drive positive comparable store sales in all three regions. We’re also pleased to be turning the page on a challenging first half of the year that included a number of known headwinds that particularly affected our gross margins. We expect the second half of fiscal 2012 will compare favorably to last year as we anniversary higher input costs that we began to see in Q3 of 2011 and as we begin to deliver goods for our highly anticipated back-to-school season, particularly for DC. We also expect to reduce inventory levels in the second half as we anticipate a productive fall season and largely conclude the clearance activities we identified a quarter ago.”

Net revenues in the Americas increased 5% during the second quarter of fiscal 2012 to $221.0 million from $210.7 million in the second quarter of fiscal 2011. European net revenues decreased 6% during the second quarter of fiscal 2012 to $195.6 million from $206.9 million in the second quarter of fiscal 2011, and increased modestly in constant currency terms. Asia/Pacific net revenues increased 27% during the second quarter of fiscal 2012 to $74.0 million from $58.1 million in the second quarter of fiscal 2011, and were up 24% in constant currency. The Asia/Pacific revenue growth was significantly driven by improved performance in Japan where revenues in the second quarter of fiscal 2011 were substantially impacted by the earthquake and related tsunamis in the region. Please refer to the accompanying tables to better understand the impact of foreign currency exchange rates on revenue trends in the European and Asia/Pacific segments.

Gross margin in the second quarter was 49.2% of net revenues compared to 54.8% of net revenues in the second quarter of fiscal 2011. The gross margin contraction was principally driven by higher levels of clearance business, the timing of certain royalties, higher input costs, and the impact of foreign currency exchange rates. The company earned pro-forma Adjusted EBITDA of $39.4 million in the quarter compared to $62.1 million in the second quarter of fiscal 2011, with the decline largely driven by the contraction in gross margin mentioned above.

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

Q2 Highlights

•	Revenues for each of the company’s three major brands – Quiksilver, Roxy and DC – grew in the second quarter compared to the same quarter a year ago.

•	Second quarter same store sales in company-owned retail stores grew 6% on a global basis and were positive in each region.

•	Revenues in the company’s Americas and Asia/Pacific regions grew in all three channels of distribution including wholesale, company-owned retail and E-Commerce.

•	Quiksilver’s strong online sales momentum continued as the company’s second quarter E-Commerce revenues again demonstrated solid growth compared to the same quarter a year ago.

•

Continuing the company’s investment in emerging markets, on May 1st Quiksilver expanded its majority ownership in its Brazilian entity to 80%. The company’s business in Brazil continues to demonstrate strong growth and solid profitability while generating annual revenues of greater than $50 million.

•

DC continues to build its strong online following with nearly 9 million Facebook fans who collectively generated over 182 million impressions on the DC brand Facebook page during Q2. In addition, DC’s official YouTube film channel generated nearly 14 million views in the quarter.

•

With two events remaining in the 2012 Association of Surfing Professionals season, Quiksilver team rider and brand ambassador Stephanie Gilmore, a four-time World Champion, and Roxy team rider Sally Fitzgibbons, world title runner-up the past two years, are locked in a tight battle for the women’s world surfing title after both have won two events during the current campaign. The next event on this year’s schedule is the Roxy Pro France in July.

•

The Street League Skateboarding DC Pro Tour kicked off its 2012 season at the Sprint Center in Kansas City. 17-year-old phenom Nyjah Huston, the newest addition to the DC skate team, won the event in a dramatic duel with Bastien Salabanzi, the tour’s first European qualifier. The next stop on the DC Pro Tour is at the Citizens Business Bank Arena in Ontario, California, June 15-16.

About Quiksilver:

Quiksilver, Inc. (NYSE:ZQK) is one of the world’s leading outdoor sports lifestyle companies. Quiksilver designs, produces and distributes a diversified mix of branded apparel, footwear and accessories. The company’s apparel and footwear brands, inspired by the passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding. The company’s products are sold in over 90 countries in a wide range of

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores, select department stores and over the internet. Quiksilver’s corporate headquarters are in Huntington Beach, California.

Forward looking statements:

This press release contains forward-looking statements including but not limited to statements regarding the company’s anticipated second half performance, inventory levels and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, and specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

* * * * *

NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at

www.quiksilver.com, www.roxy.com, www.dcshoes.com, www.lib-tech.com and www.hawkclothing.com.

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2012	2011
Revenues, net	$492,213	$478,093
Cost of goods sold	250,064	215,924

Gross profit	242,149	262,169

Selling, general and administrative expense	224,010	216,748
Asset impairments	415	74,610

Operating income (loss)	17,724	(29,189)

Interest expense	15,585	15,096
Foreign currency gain	(609)	(2,321)

Income (loss) before provision for income taxes	2,748	(41,964)

Provision for income taxes	7,155	39,690

Net loss	(4,407)	(81,654)
Less: net income attributable to non-controlling interest	(713)	(1,671)

Net loss attributable to Quiksilver, Inc.	$(5,120)	$(83,325)

Net loss per share attributable to Quiksilver, Inc.	$(0.03)	$(0.51)

Net loss per share attributable to Quiksilver, Inc., assuming dilution	$(0.03)	$(0.51)

Weighted average common shares outstanding	163,953	162,268

Weighted average common shares outstanding, assuming dilution	163,953	162,268

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended April 30,
In thousands, except per share amounts	2012	2011
Revenues, net	$941,834	$904,543
Cost of goods sold	471,735	418,904

Gross profit	470,099	485,639

Selling, general and administrative expense	454,425	427,184
Asset impairments	415	74,610

Operating income (loss)	15,259	(16,155)

Interest expense	30,630	44,064
Foreign currency gain	(2,459)	(4,430)

Loss before provision for income taxes	(12,912)	(55,789)

Provision for income taxes	12,405	40,941

Net loss	(25,317)	(96,730)
Less: net income attributable to non-controlling interest	(2,408)	(2,863)

Net loss attributable to Quiksilver, Inc.	$(27,725)	$(99,593)

Net loss per share attributable to Quiksilver, Inc.	$(0.17)	$(0.62)

Net loss per share attributable to Quiksilver, Inc., assuming dilution	$(0.17)	$(0.62)

Weighted average common shares outstanding	163,655	161,879

Weighted average common shares outstanding, assuming dilution	163,655	161,879

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

CONSOLIDATED BALANCE SHEETS (Unaudited)

In thousands	April 30, 2012	April 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$79,177	$138,592
Trade accounts receivable, less allowance for doubtful accounts of $41,995 (2012) and $51,772 (2011)	370,974	341,781
Other receivables	26,250	27,347
Income taxes receivable	—	111
Inventories	358,915	289,538
Deferred income taxes – short-term	17,752	24,426
Prepaid expenses and other current assets	31,697	31,270

Total current assets	884,765	853,065

Fixed assets, net	240,424	234,645
Intangibles, net	137,212	139,614
Goodwill	268,340	277,608
Other assets	54,948	52,658
Deferred income taxes – long-term	110,752	80,291

Total assets	$1,696,441	$1,637,881

LIABILITIES & EQUITY

Current liabilities:
Lines of credit	$13,517	$4,792
Accounts payable	190,647	178,559
Accrued liabilities	108,770	128,748
Current portion of long-term debt	22,840	5,824
Income taxes payable	3,068	—

Total current liabilities	338,842	317,923

Long-term debt	732,916	722,271
Other long-term liabilities	33,790	63,171

Total liabilities	1,105,548	1,103,365

Equity:
Common stock	1,684	1,677
Additional paid-in capital	544,809	521,148
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(60,290)	(110,900)
Accumulated other comprehensive income	95,096	117,438

Total Quiksilver, Inc. stockholders’ equity	574,521	522,585
Non-controlling interest	16,372	11,931

Total equity	590,893	534,516

Total liabilities & equity	$1,696,441	$1,637,881

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

Information related to operating segments is as follows (unaudited):

	Three Months Ended April 30,
In thousands	2012	2011
Revenues, net:
Americas	$220,975	$210,669
Europe	195,554	206,941
Asia/Pacific	74,026	58,140
Corporate operations	1,658	2,343

	$492,213	$478,093

Gross Profit:
Americas	$97,709	$103,501
Europe	108,997	128,332
Asia/Pacific	35,963	30,862
Corporate operations	(520)	(526)

	$242,149	$262,169

SG&A Expense:
Americas	$88,407	$85,139
Europe	83,202	84,569
Asia/Pacific	40,002	37,817
Corporate operations	12,399	9,223

	$224,010	$216,748

Asset Impairments:
Americas	$415	$465
Europe	—	—
Asia/Pacific	—	74,145
Corporate operations	—	—

	$415	$74,610

Operating Income (Loss):
Americas	$8,887	$17,897
Europe	25,795	43,763
Asia/Pacific	(4,039)	(81,100)
Corporate operations	(12,919)	(9,749)

	$17,724	$(29,189)

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

	Six Months Ended April 30,
In thousands	2012	2011
Revenues, net:
Americas	$426,383	$404,459
Europe	364,428	372,140
Asia/Pacific	148,619	125,141
Corporate operations	2,404	2,803

	$941,834	$904,543

Gross Profit:
Americas	$185,637	$192,967
Europe	210,769	225,632
Asia/Pacific	74,103	67,495
Corporate operations	(410)	(455)

	$470,099	$485,639

SG&A Expense:
Americas	$177,888	$168,133
Europe	169,298	164,986
Asia/Pacific	77,241	72,647
Corporate operations	29,998	21,418

	$454,425	$427,184

Asset Impairments:
Americas	$415	$465
Europe	—	—
Asia/Pacific	—	74,145
Corporate operations	—	—

	$415	$74,610

Operating Income (Loss):
Americas	$7,334	$24,369
Europe	41,471	60,646
Asia/Pacific	(3,138)	(79,297)
Corporate operations	(30,408)	(21,873)

	$15,259	$(16,155)

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

GAAP TO PRO-FORMA RECONCILIATION

(Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2012	2011
Net loss attributable to Quiksilver, Inc.	$(5,120)	$(83,325)
Non-cash asset impairment charges, net of tax of $32 (2012) and $0 (2011)	383	74,610
Restructuring charges, net of tax of $0 (2012) and $0 (2011)	1,746	—
Effect of APAC tax valuation allowance	—	25,980

Pro-forma (loss) income	$(2,991)	$17,265

Pro-forma (loss) income per share	$(0.02)	$0.11

Pro-forma (loss) income per share, assuming dilution	$(0.02)	$0.09

Weighted average common shares outstanding	163,953	162,268

Weighted average common shares outstanding, assuming dilution	163,953	182,037

	Six Months Ended April 30,
In thousands, except per share amounts	2012	2011
Net loss attributable to Quiksilver, Inc.	$(27,725)	$(99,593)
Non-cash asset impairment charges, net of tax of $32 (2012) and $0 (2011)	383	74,610
Restructuring charges (credits), net of tax of $0 (2012) and $0 (2011)	3,619	(2,118)
Effect of APAC tax valuation allowance	—	25,980
Non-cash interest charges, net of tax of $0 (2012) and $4,618 (2011)	—	10,691

Pro-forma (loss) income	$(23,723)	$9,570

Pro-forma (loss) income per share	$(0.14)	$0.06

Pro-forma (loss) income per share, assuming dilution	$(0.14)	$0.05

Weighted average common shares outstanding	163,655	161,879

Weighted average common shares outstanding, assuming dilution	163,655	182,289

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended April 30,
Amounts in thousands	2012	2011
Net loss attributable to Quiksilver, Inc.	$(5,120)	$(83,325)
Provision for income taxes	7,155	39,690
Interest expense	15,585	15,096
Depreciation and amortization	14,163	13,470
Non-cash stock-based compensation expense	5,423	2,571
Non-cash asset impairments	415	74,610

Adjusted EBITDA	$37,621	$62,112
Restructuring charges	1,746	—

Pro-forma Adjusted EBITDA	$39,367	$62,112

	Six Months Ended April 30,
Amounts in thousands	2012	2011
Net loss attributable to Quiksilver, Inc.	$(27,725)	$(99,593)
Provision for income taxes	12,405	40,941
Interest expense	30,630	44,064
Depreciation and amortization	27,125	27,470
Non-cash stock-based compensation expense	12,400	4,981
Non-cash asset impairments	415	74,610

Adjusted EBITDA	$55,250	$92,473
Restructuring charges (credits)	3,619	(2,118)

Pro-forma Adjusted EBITDA	$58,869	$90,355

Definition of Adjusted EBITDA:

Adjusted EBITDA is defined as net income (loss) attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is

Quiksilver, Inc. Reports Second Quarter Fiscal 2012 Financial Results

June 7, 2012

part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.

SUPPLEMENTAL EXCHANGE RATE INFORMATION

(Unaudited)

In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using Euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each operating segment. As such, this methodology does not account for movements in individual currencies within a segment (for example, non-Euro currencies within our European segment and Japanese Yen within our Asia/Pacific segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended April 30, 2011 and 2012 (in thousands):

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total
April 30, 2011	210,669	206,941	58,140	2,343	478,093
April 30, 2012	220,975	195,554	74,026	1,658	492,213
Percentage increase (decrease)	5%	(6%)	27%		3%

Constant currency (current year exchange rates)
April 30, 2011	210,669	194,729	59,788	2,343	467,529
April 30, 2012	220,975	195,544	74,026	1,658	492,213
Percentage increase	5%	0%	24%		5%